Exhibit 99.1

ALLIS-CHALMERS ENERGY INC.

PRESS RELEASE	Contact: Victor M. Perez, CFO
713-369-0550
Allis-Chalmers Energy Announces Completion of its Rights Offering and
Receipt of Gross Proceeds of Approximately $39.5 Million
Houston, Texas, June 25, 2009 — Allis-Chalmers Energy Inc. (NYSE: ALY) today announced that it has consummated the sale of 15,794,644 shares of its common stock pursuant to its previously announced rights offering, at a price of $2.50 per share, for aggregate gross proceeds of approximately $39.5 million. These proceeds do not include the proceeds from Allis-Chalmers’ previously announced backstop arrangement with Lime Rock Partners V, L.P., which is anticipated to close tomorrow, June 26, 2009. Allis-Chalmers intends to use the net proceeds of the rights offering to repay indebtedness outstanding under its bank credit facility and senior notes.
RBC Capital Markets Corporation served as Allis-Chalmers’ financial advisor in connection with the rights offering.
This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, and there will be no sale of any securities in any state in which such an offer, solicitation, or sale would be unlawful prior to the registration of qualification of such securities under the securities laws of any such state. The rights offering was made only by means of a prospectus supplement and accompanying prospectus. Allis-Chalmers will arrange to send you a copy of the prospectus supplement and accompanying prospectus if you request it by calling (713) 369-0550.
About Allis-Chalmers
Allis-Chalmers Energy Inc. is a Houston-based multi-faceted oilfield services company. Allis-Chalmers provide services and equipment to oil and natural gas exploration and production companies, domestically primarily in Texas, Louisiana, New Mexico, Oklahoma, Arkansas, offshore in the Gulf of Mexico, and internationally, primarily in Argentina, Brazil and Mexico. Allis-Chalmers provides directional drilling services, casing and tubing services, underbalanced drilling, production and workover services with coiled tubing units, rental of drill pipe and blow-out prevention equipment, and international drilling and workover services. For more information, visit Allis-Chalmers’ website at http://www.alchenergy.com.

Forward-Looking Statements
This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Allis-Chalmers’ business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.
Although forward-looking statements in this press release reflect the good faith judgment of Allis-Chalmers’ management, such statements can only be based on facts and factors that Allis-Chalmers’ management currently knows. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which Allis-Chalmers operates, competition, obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation.
Further information about the risks and uncertainties that may affect Allis-Chalmers’ business are set forth in Allis-Chalmers’ most recent filing on Form 10-K (including, without limitation, in the “Risk Factors” section) and in its other SEC filings and publicly available documents. Allis-Chalmers urges readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Allis-Chalmers undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

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